Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
Cas Purdy	Kate Patterson
Websense, Inc.	Websense, Inc.
+1 858 320 9493	+1 858 320 8072
cpurdy@websense.com	kpatterson@websense.com

N E W S   R E L E A S E

Websense Names New Chief Financial Officer

Former K2, Inc. Executive Dudley Mendenhall Joins Websense Executive Team

SAN DIEGO, August 15, 2007 — Websense, Inc. (NASDAQ:WBSN) today named Dudley W. Mendenhall chief financial officer (CFO), effective on August 31, 2007. He will be responsible for all aspects of global finance and accounting.

Mendenhall succeeds Doug Wride who was named president in April 2007. In his role as president, Wride remains responsible for the successful integration of SurfControl operations and the achievement of cost and revenue synergies.

“Dudley brings the expertise and track record of a successful CFO with a billion dollar public company,” said Websense CEO Gene Hodges. “His experience with integrating complex international acquisitions, navigating financial markets, and managing global operations will be invaluable to Websense as we complete our acquisition of SurfControl and execute strategic growth initiatives across our business.  His skills and experience will be an important addition to the Websense leadership team.”

 “I’m very excited to join Websense,” said Mendenhall.  “With its proprietary threat research technology, large customer base and focused strategy, the company is uniquely positioned to lead in several emerging security market segments. Websense has tremendous opportunity ahead of it, and I am looking forward to working with the management team to help the company realize its full potential.”

Mendenhall brings 30 of years experience in financial and operations management in a variety of high growth, rapidly evolving industries.  Most recently, Mendenhall served as senior vice president and CFO of K2, Inc. (NYSE: KTO), the largest diversified sporting goods manufacturer in the U.S. with more than 35 leading brands.  Mendenhall was appointed chief financial officer for K2, Inc. in September 2004.  He joined K2, Inc. in April 2003 as senior vice president of finance with overall responsibility for corporate finance activities including mergers and acquisition, raising capital and investor relations.

Prior to joining K2, Inc. Mendenhall had more than 22 years experience in corporate finance and investment banking roles at Banc of America Securities, Chase Manhattan Bank and Ernst and Young

Corporate Finance LLC.  Mendenhall received his bachelor’s degree in economics from the Colorado College in 1977.

About Websense, Inc.

Websense, Inc. (NASDAQ: WBSN), protects more than 25 million employees from external and internal computer security threats. Using a combination of preemptive ThreatSeeker™ malicious content identification and categorization technology and information leak prevention technology, Websense helps make computing safe and productive. Distributed through its global network of channel partners, Websense software helps organizations block malicious code, prevent the loss of confidential information and manage Internet and wireless access. For more information, visit www.websense.com.

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Websense and Websense Enterprise are registered trademarks of Websense, Inc. in the United States and certain international markets. Websense has numerous other unregistered trademarks in the United States and internationally. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Websense’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “guidance” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding new products, services or developments; any statements regarding future economic conditions or financial or operating performance, including estimates of billings and revenue and other guidance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, customer acceptance of the company’s services, products and fee structures; the success of Websense’s brand development efforts; the volatile and competitive nature of the Internet industry; changes in domestic and international market conditions and the entry into and development of international markets for the company’s products; risks relating to intellectual property ownership; changes in estimated amounts based on the review and audit of Websense’s financial statements by its independent auditors; and the other risks and uncertainties described in Websense’s public filings with the Securities and Exchange Commission, available at http://www.sec.gov. Websense assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.